EXHIBIT 10.1
CANADIAN BENCHMARK REPLACEMENT CONFORMING CHANGES AMENDMENT
THIS CANADIAN BENCHMARK REPLACEMENT CONFORMING CHANGES AMENDMENT (this “Agreement”), dated as of June 26, 2024, is entered into among POWELL INDUSTRIES, INC., a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, inter alios, have entered into that certain Amended and Restated Credit Agreement dated as of September 27, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Alternative Currency Term Rate Loans”) under the Credit Agreement denominated in Canadian Dollars incur or are permitted to incur interest, fees, commissions or other amounts based on the Canadian Dollar Offered Rate (“CDOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, CDOR has been or will be replaced with the benchmark set forth in Appendix A in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent is exercising its right to make certain conforming changes in connection with the implementation of the applicable benchmark replacement as set forth herein.
NOW, THEREFORE, in accordance with the terms of the Credit Agreement, this Agreement is entered into by the Administrative Agent and the Borrower:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the terms set forth on Appendix A shall apply to the Alternative Currency Term Rate Loans. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Alternative Currency Term Rate Loans and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to such Alternative Currency Term Rate Loans.
4.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
5.    Conditions Precedent. This Agreement shall become effective on the earlier of (i) the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL or (ii) June 28, 2024 (such date, the “Amendment Effective Date”), upon proper execution by the Administrative Agent and the Borrower of a counterpart of this Agreement.
6.    Notice. As of the Amendment Effective Date, the Administrative Agent hereby notifies the Borrower and the Lenders of (i) the implementation of the Canadian Benchmark Replacement and (ii) the effectiveness of the Canadian Benchmark Replacement Conforming Changes, in each case, pursuant

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to this Agreement. To the extent the Credit Agreement requires the Administrative Agent to provide notice that any of the foregoing events has occurred, this Agreement constitutes such notice.
7.    Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).
8.    Miscellaneous.
(a)The Loan Documents, and the obligations of the Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.
(b)The Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Obligations.
(c)The Borrower represents and warrants that:
(i)    The execution, delivery and performance by such Person of this Agreement is within such Person’s organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required.
(ii)    This Agreement has been duly executed and delivered by such Person, and constitutes a valid and binding obligation of such Person, enforceable against it in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(iii)    The execution and delivery by such Person of this Agreement and performance by such Person of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any subsidiary thereof or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Person or any subsidiary thereof or its property is subject or (c) violate any law.
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(iv)    Before and after giving effect to this Agreement, (A) all representations and warranties of such Person set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) as of such earlier date), and (B) no Event of Default exists.
(d)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(e)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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The Administrative Agent has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Melanie Brichant
Name:     Melanie Brichant
Title:     Assistant Vice President
BORROWER:                POWELL INDUSTRIES, INC.,
a Delaware corporation
By: /s/ Michael W. Metcalf
Name:    Michael W. Metcalf
Title:    Executive Vice President and Chief Financial Officer

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Appendix A

TERMS APPLICABLE TO ALTERNATIVE CURRENCY TERM RATE LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in Canadian Dollars.
“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Credit Agreement.
“Base Rate” means the Base Rate, Alternative Base Rate, ABR, Prime Rate or any similar or analogous definition in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)    if such day relates to any interest rate settings as to an Alternative Currency Term Rate Loan, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in the applicable offshore interbank market for such currency; and
(b)     if such day relates to any fundings, disbursements, settlements and payments in Canadian Dollars in respect of an Alternative Currency Term Rate Loan, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Alternative Currency Term Rate Loan (other than any interest rate

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settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Benchmark Replacement” means the Canadian Benchmark Replacement or any similar or analogous definition in the Credit Agreement.

“Canadian Benchmark Replacement Conforming Changes” means, with respect to any Canadian Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “Interest Period”, the definition of “Alternative Currency Daily Rate”, the definition of “Alternative Currency Term Rate”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the day basis for calculating interest for Alternative Currency Term Rate Loans, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Canadian Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Canadian Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Canadian Benchmark Transition Event” means the Canadian Benchmark Replacement Transition Event or any similar or analogous definition in the Credit Agreement.

“CDOR Rate” means CDOR, CDOR Rate or any similar or analogous definition in the Credit Agreement.

“CDOR Rate Loans” means a Loan that bears interest at a rate based on the CDOR Rate.

“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Continuation/Conversion Notice, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means the Dollar Equivalent or any similar or analogous definition in the Credit Agreement.
“Interest Payment Date” means, as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one or three

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months thereafter, as selected by the Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable maturity date set forth in the Credit Agreement.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Required Lenders” means the Required Lenders, Requisite Lenders, Majority Lenders or any similar or analogous definition in the Credit Agreement.
“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of an Alternative Currency Term Rate Loan, (b) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to the terms of the Credit Agreement, and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Type” means, with respect to a Loan, its character as an Alternative Currency Term Rate Loan.
2.    Terms Applicable to Alternative Currency Term Rate Loans. From and after the Amendment Effective Date, the parties hereto agree as follows, solely with respect to Alternative Currency Term Rate Loans:
(a)    Alternative Currencies. (i) Canadian Dollars shall not be considered a currency for which there is a published CDOR Rate, and (ii) any request for a new Loan denominated in Canadian Dollars, or to continue an existing Loan denominated in Canadian Dollars, shall be deemed to be a request for a new Loan bearing interest at the Alternative Currency Term Rate; provided, that, to the extent any Loan bearing interest at the CDOR Rate is outstanding on the

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Amendment Effective Date, such Loan shall continue to bear interest at the CDOR Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to CDOR Rate and CDOR Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the CDOR Rate and CDOR Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of CDOR Rate and CDOR Rate Loan) shall be deemed to include the Alternative Currency Term Rate, and Alternative Currency Term Rate Loans, as applicable.
(ii)     For purposes of any requirement for the Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Term Rate Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Term Rate Loan.
(c)    Borrowings and Continuations of Alternative Currency Term Rate Loans. In addition to any other borrowing requirements set forth in the Credit Agreement:
(i)    Alternative Currency Term Rate Loans. Each Borrowing of Alternative Currency Term Rate Loans, and each continuation of a Alternative Currency Term Rate Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) three Business Days prior to the requested date of any Borrowing of or any continuation of Alternative Currency Term Rate Loans. Each Borrowing of or continuation of Alternative Currency Term Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed or continued, (iv) the Type of Loans to be borrowed, (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a continuation, then the applicable Loans shall be made as Base Rate Loans denominated in Dollars; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. If the Borrower requests a Borrowing of or continuation of Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have

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specified an Interest Period of one month. Except as otherwise specified in the Credit Agreement, no Alternative Currency Term Rate Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Term Rate Loan and reborrowed in the other currency.
(ii)    Committed Loan Notice. For purposes of a Borrowing of Alternative Currency Term Rate Loans, or a continuation of and Alternative Currency Term Rate Loan, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.
(d)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.
    (ii)    Interest on each Alternative Currency Term Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(e)    Canadian Benchmark Replacements. The provisions in the Credit Agreement addressing the replacement of a current Canadian Benchmark and Canadian Benchmark Transition Events shall be deemed to apply to Alternative Currency Term Rate Loans and Term CORRA, as applicable.

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Exhibit A

FORM OF LOAN NOTICE
(Alternative Currency Term Rate Loans)
Date: June 26,20241
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of September 27, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among POWELL INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one)2:

[Revolving Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Term CORRA Loan	For Term CORRA Loans Indicate: Interest Period (e.g., 1 or 3 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.

POWELL INDUSTRIES, INC.,
a Delaware corporation
By:
Name:    Michael W. Metcalf
Title:    Executive Vice President and Chief Financial Officer
1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

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